Exhibit 99.1

FOR IMMEDIATE RELEASE March 19, 2018

Sorrento THERAPEUTICS Welcomes Jiong Shao as CHIEF FINANCIAL OFFICER
and reaffirms intent to seek Nasdaq/HKSE DUAL listing in 2018

SAN DIEGO, March 19th, 2018/GlobeNewswire/ -- SAN DIEGO – Sorrento Therapeutics, Inc. (NASDAQ: SRNE, "Sorrento"), announced today that it appointed Mr Jiong Shao as Executive Vice President and Chief Financial Officer.

Jiong is an 18-year veteran in investment banking who has held a number of senior positions with several global leading investment banks in both New York and Hong Kong.

During his banking career, Jiong led a number of financing transactions including IPOs in both the New York and Hong Kong capital markets, serving key corporations including Tencent, Alibaba, and Baidu. He raised billions of dollars from investors in support of those companies. Specifically, from 2015 to 2017, Jiong served as Managing Director, Head of China Technology, Internet, and Media (TIM) investment banking at Deutsche Bank in Hong Kong. Prior to that time, from 2010 to 2015, he held various Managing Director positions at Macquarie Capital including Head of China TIM investment banking and Head of pan-Asia TIM research, also in Hong Kong.

Jiong started his investment banking career with Lehman Brothers in New York as an equity research analyst covering global leading technology companies, including Cisco, and he was ranked as a top analyst by institutional investors over multiple years. Jiong holds a Bachelor of Engineering from Shanghai Jiaotong University and an MBA from Duke University.

“I am excited to join the Sorrento leadership team” said Mr Shao. “I am impressed by the vision and quality of the team, and I strongly believe its shares are currently substantially under-valued. I look forward to bringing years of investment banking relationships and financial expertise towards building shareholder value in line with the upside potential of its assets in development.”

“We are pleased to welcome Jiong to our executive management team” said Dr Henry Ji, Chairman and CEO for Sorrento Therapeutics. “His deep understanding of the global capital markets and institutional investor base, as well as his expertise in executing large size financing transactions will be instrumental to Sorrento’s potential Nasdaq/HSKE dual-listing in the near future”.

About Sorrento Therapeutics, Inc.

Sorrento is a clinical stage, antibody-centric, biopharmaceutical company developing new therapies to turn malignant cancers into manageable and possibly curable diseases. Sorrento's multimodal multipronged approach to fighting cancer is made possible by its’ extensive immuno-oncology platforms, including key assets such as fully human antibodies (“G-MAB™ library”), clinical stage immuno-cellular therapies (“CAR-T”), intracellular targeting antibodies (“iTAbs”), antibody-drug conjugates (“ADC”), and clinical stage oncolytic virus (“Sephrevir®”).

Sorrento's commitment to life-enhancing therapies for cancer patients is also demonstrated by our effort to advance a first-in-class (TRPV1 agonist) non-opioid pain management small molecule in Resiniferatoxin (“RTX”) and ZTlido™. Resiniferatoxin is completing a phase IB trial in terminal cancer patients. ZTlido is in regulatory review following NDA re-submission.

For more information visit www.sorrentotherapeutics.com

Forward-Looking Statements

This press release contains forward-looking statements related to Sorrento Therapeutics, Inc. under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements about Sorrento’s prospects, including, but not limited to any statements about any aforementioned products and technologies of Sorrento and its subsidiaries; Sorrento’s ability to leverage the expertise of its employees and partners to assist the company in the execution of its strategies; Sorrento’s intent and ability to list in any stock exchange; and other matters that are described in Sorrento's Annual Report on Form 10-K for the year ended December 31, 2017, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

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Media and Investor Relations

Contact: Alexis Nahama, DVM (VP Corporate Development)

Telephone: 1.858.203.4120

Email: mediarelations@sorrentotherapeutics.com

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Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

ZTlido™ and G-MAB™ are trademarks owned by Scilex Pharmaceuticals, Inc. and Sorrento, respectively.

Seprehvir®, is a registered trademark of Virttu Biologics Limited, a wholly-owned subsidiary of TNK Therapeutics, Inc. and part of the group of companies owned by Sorrento Therapeutics, Inc.

All other trademarks are the property of their respective owners.

© 2018 Sorrento Therapeutics, Inc. All Rights Reserved.

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